Exhibit 99.1

FOR IMMEDIATE RELEASE

Southwest Gas Holdings Announces Board Refreshment

E. Renae Conley Adds Significant Leadership Experience and Regulatory Insight

Carlos A. Ruisanchez Brings a Proven Record of Strategic Investing and Executing Capital Growth Initiatives

Michael J. Melarkey and Stephen C. Comer to Retire

Robert L. Boughner Appointed Next Chair of the Board

LAS VEGAS – November 9, 2021 – Southwest Gas Holdings, Inc. (NYSE: SWX) (the “Company”) today announced the appointment of E. Renae Conley, Chief Executive Officer of ER Solutions, LLC, and Carlos A. Ruisanchez, co-founder of Sorelle Capital, Sorelle Entertainment and Sorelle Hospitality, to its Board of Directors, effective January 1, 2022. The Company also announced Michael J. Melarkey and Stephen C. Comer will retire from the Board at the time of the Company’s 2022 Annual Meeting of Stockholders. Robert L. Boughner has been appointed as Chair of the Board effective at the Company’s 2022 Annual Meeting of Stockholders. Following the Company’s 2022 Annual Meeting of Stockholders, the Board will comprise 10 directors, nine of whom are independent.

Ms. Conley and Mr. Ruisanchez are both highly-qualified Board members, who bring proven experience and financial and operational expertise to the Southwest Gas Holdings Board. Renae Conley has more than 30 years of executive experience in the energy industry, including significant leadership positions in operations, finance and human resources. Carlos Ruisanchez is a seasoned executive with more than 25 years of strategy, finance and senior management experience.

“We are very pleased to welcome Renae and Carlos, who together bring more than 50 years of highly relevant and valuable experience to the Board,” said Mr. Melarkey. “Our Board regularly reviews our composition, including the overall mix of director skills, experience and backgrounds, to ensure we are well-positioned to oversee the evolving Company and create long-term value for stockholders. Today’s announcement is the culmination of our most recent process, through which we identified these candidates in 2020, and which progressed throughout 2021, leading to their appointment. We’ve gotten to know Renae and Carlos very well over the last six months and we believe the addition of these two proven leaders, with their wealth of knowledge and relevant experience, will broaden our collective expertise as we oversee Southwest Gas Holding’s strategy.”

Mr. Melarkey continued, “At Southwest Gas, we have world-class assets and multiple avenues to continue to create stockholder value. I’m proud of all that the team has accomplished under John Hester’s leadership as CEO and I know that I will be leaving the Board — a talented, diverse group of directors — in very capable hands with Robert as the new Chair. As I look to my retirement in 2022, I am confident that Southwest is positioned for continued success and I look forward to following its progress and growth.”

Mr. Boughner said, “We believe Renae and Carlos’ backgrounds in energy and growth initiatives, respectively, are an excellent fit for our Board. I look forward to serving as Chairperson and working alongside them and the rest of the Board going forward. On behalf of the entire Board, I would also like to thank Michael and Stephen for their valuable contributions to Southwest Gas Holdings. Their insightful leadership and dedication to the Company have positioned Southwest to continue advancing our growth and delivering on our objectives.”

About E. Renae Conley

Since 2014, Ms. Conley has served as CEO of ER Solutions, LLC, an energy consulting firm. Ms. Conley previously served from 2010-2013 as EVP, Human Resources and Administration, and Chief Diversity Officer of Entergy Corporation. She also previously served as Chairman, President and CEO of Entergy Louisiana and Gulf States Louisiana where she played a key role leading utility restoration effort in Louisiana in the wake of several major hurricanes, including Katrina. Prior to joining Entergy, Ms. Conley worked for eighteen years for PSI Energy/Cinergy Corporation, where she held a variety of positions including President of Cincinnati Gas and Electric.

Ms. Conley currently serves as a director of US Ecology, Inc., where she is chairperson of the compensation committee and a member of the corporate responsibility and risk committee, PNM Resources, Inc., where she is chairperson of the compensation and human resources committee and a member of the audit & ethics committee, and The Indiana Toll Road Concession LLC, where she is chair of the audit committee. Ms. Conley also serves on the Ball State University Board of Trustees and is chair of the board, and serves on the Ball State University Foundation.

About Carlos A. Ruisanchez

Carlos A. Ruisanchez is the co-founder of Sorelle Capital, Sorelle Entertainment and Sorelle Hospitality, a series of firms focused on investing in and helping grow companies with entrepreneurs in hospitality sectors and related real estate ventures. Prior to Sorelle, he served as President & Chief Financial Officer of Pinnacle Entertainment, Inc., a leading regional gaming entertainment company, until its sale in October 2018. Carlos joined Pinnacle Entertainment, Inc in August 2008 as Executive Vice President, Strategic Planning and Development before becoming Chief Financial Officer in 2011 and President & Chief Financial Officer in 2013. Prior to joining Pinnacle, Carlos worked at the investment banking firm Bear, Stearns & Co. from 1997 through 2008. He served as Senior Managing Director responsible for corporate clients in the gaming, lodging and leisure industries, as well as financial sponsor banking relationships.

Carlos is a member of the Board of Directors of Cedar Fair L.P., where he is a member of the compensation and audit committees. He previously served on the Board of Pinnacle Entertainment, Inc.

About Robert L. Boughner

Robert L. Boughner is a Senior Partner with Global Market Advisors, an international hospitality and gaming advisory firm. He has more than 30 years of executive management and board-level experience in highly regulated industries, including casino gaming and financial services. He retired from Boyd Gaming Corporation in August 2016, most recently serving as Executive Vice President and Chief Business Development Officer. During various phases of his 40-year career with Boyd, Mr. Boughner’s roles included primary accountability for new market expansion, top line and profit margin growth and optimization of significant administrative and business processes. He continues as a member of Boyd’s board of directors where he has served since 1996.

Mr. Boughner served as an independent director on boards of subsidiaries of Western Alliance Bancorporation, including Bank of Nevada and Western Alliance Bank. Mr. Boughner is involved in various educational, philanthropic, and civic organizations.

About Southwest Gas Holdings, Inc.

Southwest Gas Holdings, Inc., through its subsidiaries, engages in the business of purchasing, distributing and transporting natural gas, and providing comprehensive utility infrastructure services across North America. Southwest Gas Corporation, a wholly owned subsidiary, safely and reliably delivers natural gas to over two million customers in Arizona, California and Nevada. Centuri Group, Inc., a wholly owned subsidiary, is a comprehensive utility infrastructure services enterprise dedicated to delivering a diverse array of solutions to North America’s gas and electric providers.

How to Find Further Information

This communication does not constitute a solicitation of any vote or approval in connection with the 2022 annual meeting of stockholders of Southwest Gas Holdings, Inc. (the “Company”) (the “Annual Meeting”). In connection with the Annual Meeting, the Company will file a proxy statement with the U.S. Securities and Exchange Commission (“SEC”), which the Company will furnish, with any other relevant information or documents, to its stockholders in connection with the Annual Meeting. BEFORE MAKING ANY VOTING DECISION, WE URGE STOCKHOLDERS TO READ THE PROXY STATEMENT (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER DOCUMENTS WHEN SUCH INFORMATION IS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE ANNUAL MEETING. The proposals for the Annual Meeting will be made solely through the proxy statement. In addition, a copy of the proxy statement (when it becomes available) may be obtained free of charge from www.swgasholdings.com/proxymaterials. Security holders also will be able to obtain, free of charge, copies of the proxy statement and any other documents filed by Company with the SEC in connection with the Annual Meeting at the SEC’s website at http://www.sec.gov, and at the companies’ website at www.swgasholdings.com.

Important Information for Investors and Stockholders

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. In response to the tender offer for the shares of the Company commenced by IEP Utility Holdings LLC and Icahn Enterprises Holdings L.P., the Company has filed a solicitation/recommendation statement on Schedule 14D-9 with the SEC. INVESTORS AND STOCKHOLDERS OF SOUTHWEST GAS HOLDINGS ARE URGED TO READ THE SOLICITATION/RECOMMENDATION STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders may obtain a free copy of these documents free of charge at the SEC’s website at www.sec.gov, and at the Company’s website at www.swgasholdings.com. In addition, copies of these materials may be requested from the Company’s information agent, Innisfree M&A Incorporated, toll-free at (877) 825-8621.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on current expectations, estimates and projections about, among others, the industry, markets in which Southwest Gas Holdings, Inc. (the “Company,” “Southwest Gas Holdings,” “SWX,” or “we”) operates, and the matters described in this press release. While the Company’s management believes the assumptions underlying its forward-looking statements and information are reasonable, such information is necessarily subject to uncertainties and may involve certain risks, many of which are difficult to predict and are beyond the control of the Company’s management. A number of important factors affecting the business and financial results of the Company could cause actual results to differ materially from those stated in the forward-looking statements. These factors include, but are not limited to, the timing and amount of rate relief, changes in rate design, customer growth rates, the effects of regulation/deregulation, tax reform and related regulatory decisions, the impacts of construction activity at Centuri, future earnings trends, seasonal patterns, and the impacts of stock market volatility. In addition, the Company can provide no assurance that its discussions about future operating margin, operating income, pension costs, COLI results, and capital expenditures of the natural gas segment will occur. Likewise, the Company can provide no assurance that discussions regarding utility infrastructure services segment revenues, operating income as a percentage of revenues, interest expense, and noncontrolling interest amounts will transpire, nor assurance regarding acquisitions or their impacts, including management’s plans related thereto, such as that currently planned in regard to Riggs Distler & Company, Inc. and the pending acquisition of Dominion Energy Questar Pipeline, LLC and related entities (the “Questar Pipeline Group”). Additional risks include the occurrence of any event, change or other circumstances that could give rise to the termination of the Sale and Purchase Agreement by and between Dominion Energy Questar Corporation and the Company (the “Questar Purchase Agreement”), the outcome of any legal proceedings that may be instituted against the Company and others following announcement of the Questar Purchase Agreement, risks that the proposed transaction disrupts current plans and operations, the risks related to the ability of the Company to integrate the Questar Pipeline Group, the amount of the costs, fees, expenses and charges related to the transaction and the actual terms of certain financings that will be obtained for the transaction, potential negative impacts to the Company’s credit ratings as a result of the transaction, the disruption to the Company’s stock price and the costs, fees, expenses and charges related to, and the distraction of management’s attention in connection with, any proxy contest or other stockholder related or similar matters, as well as other risks that are set forth under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, the Company’s Quarterly Reports on Form 10-Q for the quarter ended June 30, 2021 and September 30, 2021 and in future filings with the SEC. All forward-looking statements speak only as of the date of this press release. All subsequent written and oral forward-looking statements attributable to the Company or any person acting on its behalf are qualified by the cautionary statements in this section. The Company undertakes no obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the date of this press release.

Participants in the Solicitation

The directors and officers of the Company may be deemed to be participants in the solicitation of proxies in connection with the Annual Meeting. Information regarding the Company’s directors and officers and their respective interests in the Company by security holdings or otherwise is available in its most recent Annual Report on Form 10-K filed with the SEC and its most recent definitive Proxy Statement on Schedule 14A filed with the SEC. Additional information regarding the interests of such potential participants is or will be included in the proxy statement for the Annual Meeting and other relevant materials to be filed with the SEC, when they become available.

Contacts

For stockholders information, contact: Ken Kenny (702) 876-7237 ken.kenny@swgas.com

For media information, contact: Sean Corbett (702) 876-7219 sean.corbett@swgas.com; or

Joele Frank, Wilkinson Brimmer Katcher, Dan Katcher / Tim Lynch, (212) 355-4449